 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2018

 AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2018, the Compensation Committee of the Board of Directors of Ampio Pharmaceuticals, Inc. (the “Company”) approved a one-time option repricing (the “Option Repricing”) where the exercise price of each Relevant Option (as defined below) was amended to reduce such exercise price to $0.75 per share, 44% above the closing price of the Company’s Common Stock on October 1, 2018 and 88% above the price per share of Common Stock sold in the Company’s recently completed public offering (not including the value of the accompanying warrants). “Relevant Options” are all outstanding stock options as of October 1, 2018 (vested or unvested) to acquire shares of the Company’s Common Stock that have exercise prices above $0.75 per share; provided, however, that the maximum dollar value of the repricing for any individual will not exceed $500,000 (with such value calculated by multiplying (i) the difference between the initial exercise price and $0.75 by (ii) the number of options being repriced). In conjunction with the repricing, the Compensation Committee has eliminated all outstanding accrued bonuses, which amount to approximately $823,000. The Compensation Committee believes that the Option Repricing is in the best interests of the Company, as the amended stock options will provide added incentives to retain and motivate key contributors of the Company at this critical juncture without incurring the stock dilution resulting from significant option grants. The Compensation Committee also believes that the repricing better aligns the interests of the key contributors with the goals of the Company. The Relevant Options held by the Company’s executive officers are set forth in the table below. The Company’s Board of Directors, along with the Chairman and Chief Executive Officer, Michael Macaluso, will not participate in the Option Repricing.

Name and Title	Number of Options	Previous Exercise Price	Expiration Date
Holli Cherevka, Chief Operating Officer	170,000	$1.03	July 15, 2026
	30,000	$3.43	October 6, 2024
	35,000	$4.16	January 14, 2023
	45,000	$4.72	April 2, 2023
	9,402	$8.62	November 8, 2023
Thomas E. Chilcott, Chief Financial Officer	75,000	$0.94	January 18, 2027

Except for the reduction in the exercise price of the Relevant Options described above, all outstanding stock options will continue to remain outstanding in accordance with their current terms and conditions as set forth in the Company’s 2010 Stock and Incentive Plan and the applicable award agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Thomas E. Chilcott, III
Thomas E. Chilcott, III
Chief Financial Officer

Dated: October 2, 2018